N e w s R e l e a s e QUICKSILVER RESOURCES INC. 801 Cherry Street Fort Worth, TX 76102 www.qrinc.com

Quicksilver Resources Announces 2011 Third-Quarter Results

Sets Another Production Record and Reduces Unit Operating Costs

FORT WORTH, TEXAS (November 7, 2011) – Quicksilver Resources Inc. (NYSE: KWK) today announced third quarter 2011 results.

Highlights:

●
Produced a record 427 million cubic feet of natural gas equivalents (MMcfed), an 18% increase over the same prior-year period and a 2.5% increase over the previous quarter. The year-over-year increase is a result of a 19% increase in production from our Barnett Shale asset and an increase of over 200% in our Horn River Asset in Northeast British Columbia

●	Reduced unit operating costs from the prior-year quarter
●	Drilled 13 new wells and connected 44 wells in the Barnett Shale asset
●	Increased total revenue for the quarter ended September 30, 2011 to $260 million from $238 million in the prior-year quarter
●	Reduced debt $317 million from the prior-year quarter
●
Secured new U.S. and Canadian credit facilities with combined availability of approximately $1.1 billion. Both facilities were oversubscribed, with lower interest rate spreads than the previous facility

●
Acquired additional oil-prospective acreage in the Permian and Delaware basins of West Texas, bringing our land position in the Bone Springs/Wolfcamp play to approximately 150,000 net acres and increasing our footprint in new projects

“Our goals for Quicksilver remain: to increase production in our core projects, continue to knock down unit operating costs, establish new oil and gas production areas, and significantly improve the company’s balance sheet.  I can say that we are moving forward on all fronts,” said Glenn Darden, Quicksilver’s President and CEO.

Net Income

Net income for the third quarter was $29 million, or $0.17 per diluted share, compared to net income of $22 million, or $0.13 per diluted share, in the prior-year quarter. Third-quarter 2011 adjusted net income, a non-GAAP measure, was $6 million, or $0.03 per diluted share, compared to $29 million, or $0.17 per diluted share, in the prior year quarter. Financial results for the current quarter were impacted by a non-cash gain of $30 million related to the mark-to-market impact of long-term derivatives, a non-cash gain of $12 million associated with the company’s equity interest in BreitBurn Energy Partners’ (Nasdaq: BBEP) second-quarter 2011 unrealized derivative adjustments, a gain of $10 million for the sale of BBEP units, and a loss of $15 million for acceleration of unamortized debt issuance costs, professional services in connection with strategic transactions, and to settle pending claims associated with the Eagle litigation as previously disclosed in regulatory filings. Details of adjusted net income are included in the attached tables of this earnings release.

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Revenues and Expenses

Total revenue for the third quarter of 2011 increased to $260 million from $238 million from the prior-year quarter.  Production revenue for the third quarter of 2011 was $208 million, down 5% from the prior-year quarter.  The decrease in production revenue was due to lower realized prices for natural gas including the effects of hedging, partially offset by higher sales volumes of natural gas and higher realized prices for NGLs and crude oil.

Lease operating expense for the third quarter of 2011 was $28 million, or $0.70/Mcfe, versus $21 million, or $0.63/Mcfe in the prior-year quarter. The increase on a unit basis is largely due to higher spending on well work-over activity and gas lift expenses compared to the prior-year period. In the third quarter of 2011, on a unit of production basis, production and ad valorem tax expense declined 29%; depletion, depreciation and accretion expense declined 7%; general and administrative expense declined 3% and interest expense declined 20% versus the prior-year quarter, resulting in a total cost reduction of $0.53 per Mcfe across these categories.  Gathering, processing and transportation expense was $1.30 per Mcfe for the third quarter of 2011.
Earnings from BreitBurn Ownership

Quicksilver received $3 million in cash distributions and reported income of $14 million attributable to its interest in BreitBurn Energy Partners’ second quarter 2011 results, including our share of BBEP net unrealized derivative gains of approximately $12 million. Quicksilver owns approximately 8 million units of BBEP, representing a 13.6% interest.

Debt

At September 30, 2011, the company’s total debt was approximately $2.1 billion, a reduction of approximately $317 million from the September 30, 2010 balance. On September 30, 2011, Quicksilver notified holders of its 1.875% convertible notes of the right to require the company to repurchase the notes on November 1, 2011 at par. We repaid debenture holders approximately $150 million for notes presented to us for repurchase. Because interest expense on the convertible notes was recognized at an effective rate of 6.75%, noncash interest will decrease approximately $1 million in the fourth quarter.  As a result of the repurchase and cancellation of the convertible notes beginning on November 1, 2011, our diluted earnings per share calculation will exclude the conversion effects of 9.8 million shares that were associated with the notes.

In September 2011, Quicksilver terminated and replaced its existing $1.0 billion global Senior Secured Credit Facility with two separate five-year syndicated senior secured revolving credit facilities for its U.S. and Canadian operations. The $1.25 billion U.S. credit facility has an initial borrowing base and commitments of $850 million, including letter of credit capacity of $75 million. The C$500 million Canadian credit facility has an initial borrowing base and commitments of C$225 million, including letter of credit capacity of C$100 million. Both facilities were oversubscribed by two times, and have lower interest rate spreads than the previous credit facility.

Currently, Quicksilver has a total of approximately $590 million available under its $1.1 billion U.S and Canadian credit facilities. The available capacity includes the $150 million repayment of the 1.875% convertible notes with the U.S. credit facility on November 1.

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Operational Update

United States – Barnett Shale

During the third quarter, Quicksilver’s development activity was concentrated in its Barnett Shale asset.  The company utilized two rigs in the basin, which drilled 13 (11.9 net) operated wells and also connected 44 (38.1 net) operated wells to sales.  At September 30, 2011, Quicksilver had a remaining inventory of 53 gross operated wells that have been drilled in the Barnett Shale but await completion or connection to sales lines.  The company expects to exit the year with an estimated 50 wells in its uncompleted well inventory.

United States – Sandwash Basin

Quicksilver holds approximately 210,000 net acres in the Sandwash Basin in Northwest Colorado, and continues to drill test wells on its oil-prospective exploratory acreage position.  Six vertical wells and one horizontal well have been drilled to date. Four of the vertical wells are in the early stages of completion and two are in flowback. The company expects to complete the horizontal well in the next few weeks and anticipates all seven wells to be online by the end of the year.  We continue to be encouraged by the results of the test program, and anticipate disclosing well performance by year-end once more data is gathered and evaluated.

United States – Delaware and Permian Basins

The company expanded its acreage position in West Texas during the third quarter to approximately 150,000 net acres in the Delaware and Permian Basins.  The company plans to begin drilling and completion operations in the first quarter of 2012.

Canada - Horseshoe Canyon

The company expects to drill 8 (6.6 net) more wells by the end of the year, resulting in a total of 16 (11.6 net) wells drilled for the full year.  Current net production from the Horseshoe Canyon coal bed methane project is approximately 57 MMcfed.

Canada - Horn River Basin

Quicksilver has drilled a total of eight horizontal wells into the Muskwa and Klua formations, of which four wells have commenced production.  Only two additional wells are required to be drilled to validate virtually all of Quicksilver’s exploratory licenses and convert all of our licenses, covering approximately 130,000 net acres, into 10-year development leases.  The company has been pleased by the performance of its four producing wells.  The actual average daily wellhead production through October 31, 2011 for the four wells on line was 18.4 MMcfd compared to the estimated production of 16.2 MMcfd in our December 31, 2010 reserve report, an increase of 14%.  The company is drilling four additional wells in the fourth quarter of 2011 and plans to complete them by the end of the first quarter of 2012.  The company has also begun testing of its first horizontal well drilled into the shallower Exshaw oil formation.

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Capital Investments

During the third quarter of 2011, the company invested approximately $165 million of capital, of which approximately 60% was for drilling and completion activities, 10% for midstream activities - primarily for the Horn River gathering system - and 30% for lease acquisition.

Total capital spending for the year is expected to be approximately $690 million, down slightly from the guidance provided in the second quarter.

Fourth-Quarter 2011 Outlook

Quarterly average daily production volume is expected to increase approximately 3% sequentially in the third quarter of 2011, averaging in the range of 425 MMcfe to 435 MMcfe per day.

Average unit expenses, on a Mcfe basis, are expected as follows:

•	Lease operating expense	$0.68	-	$0.72
•	Gathering, processing & transportation	1.28	-	1.32
•	Production taxes	0.23	-	0.25
•	General and administrative	0.42	-	0.45
•	Depletion, depreciation & accretion	1.46	-	1.48

Hedging Activity

The company has hedges in place to cover approximately 60% of expected production for the fourth quarter of 2011.  A total of 190 MMcf per day of natural gas is covered by collars or fixed-price swaps with a weighted average floor price of $5.95 per thousand cubic feet (Mcf) and 10,500 barrels per day of NGLs are covered by fixed-price swaps with a weighted-average price of $38.84 per barrel.

Conference Call

The company will host a conference call to discuss third-quarter 2011 operating and financial results at 11:00 a.m. eastern time today.

Quicksilver invites interested parties to listen to the call via the company’s website at www.qrinc.com or by calling 1-877-313-7932, using the conference ID number 33143474, approximately 10 minutes before the call.  A digital replay of the conference call will be available at 3:00 p.m. Eastern time the same day, and will remain available for 30 days.  The replay can be dialed at 1-855-859-2056 using the conference ID number 33143474.  The replay will also be archived for 30 days on the company’s website.

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Use of Non-GAAP Financial Measure

This news release and the accompanying schedule include the non-generally accepted accounting principles ("non-GAAP") financial measure of adjusted net income.  The accompanying schedule provides reconciliations of this non-GAAP financial measure to its most directly comparable financial measure calculated and presented in accordance with accounting principles generally accepted in the United States of America ("GAAP").  Our non-GAAP financial measure should not be considered as an alternative to GAAP measures, such as net income or operating income or any other GAAP measure of liquidity or financial performance.

About Quicksilver Resources

Fort Worth, Texas-based Quicksilver Resources is an independent oil and gas company engaged in the exploration, development and acquisition of oil and gas, primarily from unconventional reservoirs including gas from shales, coal beds and tight sands in North America.  The company has U.S. offices in Fort Worth, Texas; Glen Rose, Texas; Steamboat Springs, Colorado and Cut Bank, Montana.  Quicksilver’s Canadian subsidiary, Quicksilver Resources Canada Inc., is headquartered in Calgary, Alberta.  For more information about Quicksilver Resources, visit www.qrinc.com.

Forward-Looking Statements
The statements in this news release regarding future events, occurrences, circumstances, activities, performance, outcomes and results are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Although these statements reflect the current views, assumptions and expectations of Quicksilver Resources’ management, the matters addressed herein are subject to numerous risks and uncertainties, which could cause actual activities, performance, outcomes and results to differ materially from those indicated.  Factors that could result in such differences or otherwise materially affect Quicksilver Resources’ financial condition, results of operations and cash flows include:  changes in general economic conditions; fluctuations in natural gas, NGLs and oil prices; failure or delays in achieving expected production from exploration and development projects; uncertainties inherent in estimates of natural gas, NGLs and oil reserves and predicting natural gas, NGLs and  oil reservoir performance; effects of hedging natural gas, NGLs and oil prices; fluctuations in the value of certain of our assets and liabilities; competitive conditions in our industry; actions taken or non-performance by third parties, including suppliers, contractors, operators, processors, transporters, customers and counterparties; changes in the availability and cost of capital; delays in obtaining oilfield equipment and increases in drilling and other service costs; delays in construction of transportation pipelines and gathering and treating facilities; operating hazards, natural disasters, weather-related delays, casualty losses and other matters beyond our control; failure or inability to covert drilling licenses to leases and the exploration of our leases; the effects of existing and future laws and governmental regulations, including environmental and climate change requirements; the effects of existing or future litigation; as well as, other factors disclosed in Quicksilver Resources’ filings with the Securities and Exchange Commission.  The forward-looking statements included in this news release are made only as of the date of this news release, and we undertake no obligation to update any of these forward-looking statements to reflect subsequent events or circumstances except to the extent required by applicable law.

# # #

Investor and Media Contact:
John Hinton
(817) 665-4990

KWK 11-17

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QUICKSILVER RESOURCES INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
In thousands, except for per share data - Unaudited

	For the Three Months Ended		For the Nine Months Ended
	September 30,		September 30,
	2011	2010	2011	2010
Revenue:
Production	$ 208,064	$ 218,249	$ 606,070	$ 631,499
Sales of purchased natural gas	20,130	16,982	60,116	50,027
Other	31,699	2,469	54,340	6,902
Total revenue	259,893	237,700	720,526	688,428

Operating expense:
Lease operating	27,673	20,949	73,366	62,438
Gathering, processing and transportation	51,113	18,422	142,201	51,080
Production and ad valorem taxes	7,757	9,201	23,844	26,617
Costs of purchased natural gas	19,954	14,638	59,254	51,701
Other operating	145	1,320	328	3,544
Depletion, depreciation and accretion	57,686	52,542	164,861	149,968
Impairment	-	31,531	49,063	31,531
General and administrative	27,584	24,005	61,745	61,745
Total expense	191,912	172,608	574,662	438,624
Operating income	67,981	65,092	145,864	249,804
Income (loss) from earnings of BBEP	14,370	17,024	(32,721)	24,203
Other income - net	11,142	14,253	135,441	67,646
Interest expense	(48,393)	(51,532)	(142,123)	(142,171)
Income before income taxes	45,100	44,837	106,461	199,482
Income tax expense	(16,414)	(18,268)	(39,946)	(71,569)
Net income	28,686	26,569	66,515	127,913
Net income attributable to noncontrolling interests	-	(4,766)	-	(11,119)
Net income attributable to Quicksilver	$ 28,686	$ 21,803	$ 66,515	$ 116,794

Earnings per common share - basic	$ 0.17	$ 0.13	$ 0.39	$ 0.69

Earnings per common share - diluted	$ 0.17	$ 0.13	$ 0.39	$ 0.68

Basic weighted average shares outstanding	169,031	168,053	168,963	167,962

Diluted weighted average shares outstanding	169,736	168,783	169,768	178,566

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QUICKSILVER RESOURCES INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
In thousands, except share data - Unaudited

	September 30, 2011	December 31, 2010
ASSETS
Current assets
Cash	$ 6,602	$ 54,937
Accounts receivable - net of allowance for doubtful accounts	61,270	63,380
Derivative assets at fair value	101,006	89,205
Other current assets	48,786	30,650
Total current assets	217,664	238,172

Investment in equity affiliates	21,725	83,341
Property, plant and equipment
Oil and gas properties, full cost method (including unevaluated costs of
$460,158 and $304,269, respectively)	3,068,952	2,834,645
Other property and equipment	307,853	233,200
Property, plant and equipment - net	3,376,805	3,067,845

Assets of midstream operations held for sale	-	27,178
Derivative assets at fair value	106,844	57,557
Other assets	40,436	38,241
	$ 3,763,474	$ 3,512,334
LIABILITIES AND EQUITY
Current liabilities
Current portion of long-term debt	$ 149,331	$ 143,478
Accounts payable	113,248	167,857
Accrued liabilities	123,937	122,904
Derivative liabilities at fair value	1,677	-
Current deferred tax liability	27,445	28,861
Total current liabilities	415,638	463,100

Long-term debt	1,930,529	1,746,716

Liabilities of midstream operations held for sale	-	1,431
Asset retirement obligations	58,223	56,235
Other liabilities	28,461	28,461
Deferred income taxes	212,829	156,983
Commitments and contingencies
Stockholders' Equity
Preferred stock, par value $0.01, 10,000,000 shares authorized, none outstanding	-	-
Common stock, $0.01 par value, 400,000,000 shares authorized;
176,894,542 and 175,524,816 shares issued, respectively	1,769	1,755
Paid in capital in excess of par value	731,063	714,869
Treasury stock of 5,376,615 and 5,050,450 shares, respectively	(46,328)	(41,487)
Accumulated other comprehensive income	110,691	130,187
Retained earnings	320,599	254,084
Total stockholders' equity	1,117,794	1,059,408
	$ 3,763,474	$ 3,512,334

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QUICKSILVER RESOURCES INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
In thousands - Unaudited
	For the Nine Months Ended September 30,
	2011	2010
Operating activities:
Net income	$ 66,515	$ 127,913
Adjustments to reconcile net income to
net cash provided by operating activities:
Depletion, depreciation and accretion	164,861	149,968
Impairment expense	49,063	31,531
Deferred income tax expense	50,960	71,569
Non-cash gain from commodity derivatives	(48,852)	(48,200)
Non-cash (gain) from hedging activities	(1,698)	2,399
Stock-based compensation	15,475	17,343
Non-cash interest expense	13,109	13,372
Gain on disposition of BBEP units	(133,248)	(49,850)
(Income) Loss from BBEP in excess of cash distributions	49,065	(9,416)
Other	(897)	(337)
Changes in assets and liabilities:
Accounts receivable	2,101	25,101
Derivative assets at fair value	-	30,816
Prepaid expenses and other assets	(20,791)	4,974
Accounts payable	(29,430)	(18,793)
Accrued and other liabilities	(1,567)	(1,000)
Net cash provided by operating activities	174,666	347,390

Investing activities:
Capital expenditures	(550,954)	(494,338)
Proceeds from sale of BBEP units	145,799	22,498
Proceeds from sales of properties and equipment	3,719	1,030
Net cash used for investing activities	(401,436)	(470,810)

Financing activities:
Issuance of debt	648,819	661,232
Repayments of debt	(455,886)	(491,043)
Debt issuance costs paid	(10,276)	(109)
Gas Purchase Commitment repayments	-	(25,900)
Issuance of KGS common units - net of offering costs	-	11,054
Distributions paid on KGS common units	-	(13,550)
Proceeds from exercise of stock options	733	1,388
Taxes paid on vesting of KGS equity compensation	-	(1,144)
Purchase of treasury stock	(4,841)	(4,851)
Net cash provided by financing activities	178,549	137,077

Effect of exchange rate changes in cash	(114)	(306)

Net increase (decrease) in cash	(48,335)	13,351

Cash at beginning of period	54,937	1,785

Cash at end of period	$ 6,602	$ 15,136

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QUICKSILVER RESOURCES INC.
RECONCILIATION OF NET INCOME TO ADJUSTED NET INCOME
In thousands, except per share data - Unaudited
	Three Months Ended September 30, 2011
	As Reported	Adjustments	Adjusted Net Income
Revenue:
Production	$ 208,064	$ -	$ 208,064
Sales of purchased natural gas	20,130	-	20,130
Other	31,699	(29,737)	1,962
Total revenue	259,893	(29,737)	230,156

Operating expense:
Lease operating	27,673	-	27,673
Gathering, processing and transportation	51,113	-	51,113
Production and ad valorem taxes	7,757	-	7,757
Costs of purchased natural gas	19,954	-	19,954
Other operating	145	-	145
Depletion, depreciation and accretion	57,686	-	57,686
Impairment	-	-	-
General and administrative	27,584	(11,555)	16,029
Total expense	191,912	(11,555)	180,357
Operating income	67,981	(18,182)	49,799
Income (loss) from earnings of BBEP - net	14,370	(11,542)	2,828
Other income - net	11,142	(9,496)	1,646
Interest expense	(48,393)	3,304	(45,089)
Income (loss) before income taxes	45,100	(35,916)	9,184
Income tax	(16,414)	12,969	(3,445)
Net income	$ 28,686	$ (22,947)	$ 5,739

Earnings per common share - diluted	$ 0.17		$ 0.03
Weighted average shares outstanding	169,736		169,736

	Three Months Ended September 30, 2010
	As Reported	Adjustments	Adjusted Net Income
Revenue:
Production	$ 218,249	$ -	$ 218,249
Sales of purchased natural gas	16,982	-	16,982
Other	2,469	-	2,469
Total revenue	237,700	-	237,700

Operating expense:
Lease operating	20,949	-	20,949
Gathering, processing, and transportation	18,422	-	18,422
Production and ad valorem taxes	9,201	-	9,201
Costs of purchased natural gas	14,638	5,496	20,134
Other operating	1,320	-	1,320
Depletion, depreciation and accretion	52,542	-	52,542
Impairment	31,531	(31,531)	-
General and administrative	24,005	(4,960)	19,045
Total expense	172,608	(30,995)	141,613
Operating income	65,092	30,995	96,087
Income from earnings of BBEP - net	17,024	(9,420)	7,604
Other income (expense) - net	14,253	(14,424)	(171)
Interest expense	(51,532)	-	(51,532)
Income (loss) before income taxes	44,837	7,151	51,988
Income tax	(18,268)	(277)	(18,545)
Net income	26,569	6,874	33,443
Net income attributable to noncontrolling interests	(4,766)	-	(4,766)
Net income attributable to Quicksilver	$ 21,803	$ 6,874	$ 28,677

Earnings per common share - diluted	$ 0.13		$ 0.17
Weighted average shares outstanding	168,783		168,783

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QUICKSILVER RESOURCES INC.
RECONCILIATION OF NET INCOME (LOSS) TO ADJUSTED NET INCOME
In thousands, except per share data - Unaudited

	Nine Months Ended September 30, 2011
	As Reported	Adjustments	Adjusted Net Income
Revenue:
Production	$ 606,070	$ -	$ 606,070
Sales of purchased natural gas	60,116	-	60,116
Other	54,340	(48,852)	5,488
Total Revenue	720,526	(48,852)	671,674

Operating expense:
Lease operating	73,366	-	73,366
Gathering, processing, and transportation	142,201	-	142,201
Production and ad valorem taxes	23,844	-	23,844
Costs of purchased natural gas	59,254	-	59,254
Other operating	328	-	328
Depletion, depreciation and accretion	164,861	-	164,861
Impairment	49,063	(49,063)	-
General and administrative	61,745	(13,032)	48,713
Total expense	574,662	(62,095)	512,567
Operating income	145,864	13,243	159,107
Income (loss) from earnings of BBEP - net	(32,721)	42,553	9,832
Other income - net	135,441	(133,248)	2,193
Interest expense	(142,123)	3,960	(138,163)
Income (loss) before income taxes	106,461	(73,492)	32,969
Income tax	(39,946)	27,576	(12,370)
Net income	66,515	(45,916)	20,599

Earnings per common share - diluted	$ 0.39		$ 0.12
Weighted average shares outstanding	169,768		169,768

	Nine Months Ended September 30, 2010
	As Reported	Adjustments	Adjusted Net Income
Revenue:
Production	$ 631,499	$ -	$ 631,499
Sales of purchased natural gas	50,027	-	50,027
Other	6,902	-	6,902
Total revenue	688,428	-	688,428

Operating expense:
Lease operating	62,438	-	62,438
Gathering, processing, and transportation	51,080	-	51,080
Production and ad valorem taxes	26,617	-	26,617
Costs of purchased natural gas	51,701	5,960	57,661
Other operating	3,544	-	3,544
Depletion, depreciation and accretion	149,968	-	149,968
Impairment	31,531	(31,531)	-
General and administrative	61,745	(4,960)	56,785
Total expense	438,624	(30,531)	408,093
Operating income	249,804	30,531	280,335
Income from earnings of BBEP - net	24,203	(4,035)	20,168
Other income (expense) - net	67,646	(67,850)	(204)
Interest expense	(142,171)	-	(142,171)
Income (loss) before income taxes	199,482	(41,354)	158,128
Income tax	(71,569)	14,474	(57,095)
Net income	127,913	(26,880)	101,033
Net income attributable to noncontrolling interests	(11,119)	-	(11,119)
Net income attributable to Quicksilver	$ 116,794	$ (26,880)	$ 89,914

Earnings per common share - diluted	$ 0.68		$ 0.53
Weighted average shares outstanding	178,566		178,566
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QUICKSILVER RESOURCES INC.
Unaudited Selected Operating Results

	Three Months Ended Sep 30,		Nine Months Ended Sep 30,
	2011	2010	2011	2010
Average Daily Production:
Natural Gas (MMcfd)	351.6	282.0	334.6	267.2
NGL (Bbld)	11,945	12,562	12,234	11,895
Oil (Bbld)	696	834	745	851
Total (MMcfed)	427.4	362.4	412.4	343.7

Average Realized Prices:
Natural Gas (per Mcf)	$ 4.96	$ 6.83	$ 5.02	$ 7.05
NGL (per Bbl)	$ 38.68	$ 30.91	$ 38.67	$ 31.12
Oil (per Bbl)	$ 82.58	$ 69.32	$ 89.05	$ 70.31
Total (Mcfe)	$ 5.29	$ 6.55	$ 5.38	$ 6.73

Expense per Mcfe:
Lease operating expense:
Cash expense	$ 0.69	$ 0.61	$ 0.64	$ 0.65
Equity compensation	0.01	0.02	0.01	0.02
Total lease operating expense:	$ 0.70	$ 0.63	$ 0.65	$ 0.67

Gathering, processing and transportation expense	$ 1.30	$ 0.55	$ 1.26	$ 0.54

Production and ad valorem taxes	$ 0.20	$ 0.28	$ 0.21	$ 0.28

Depletion, depreciation and accretion	$ 1.47	$ 1.58	$ 1.46	$ 1.60

General and administrative expense:
Cash expense	$ 0.29	$ 0.42	$ 0.31	$ 0.44
Other costs (strategic transaction & litigation)	$ 0.30	$ 0.15	$ 0.12	$ 0.06
Equity compensation	0.11	0.15	0.12	0.16
Total general and administrative expense	$ 0.70	$ 0.72	$ 0.55	$ 0.66

Interest expense:
Cash expense on debt outstanding	$ 1.09	$ 1.49	$ 1.16	$ 1.42
Fees and premiums	0.06	-	0.04	0.00
Non-cash interest	0.13	0.10	0.11	0.14
Capitalized interest	(0.05)	(0.04)	(0.05)	(0.04)
Total interest expense	$ 1.23	$ 1.55	$ 1.26	$ 1.52

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NEWS RELEASE Page 12 of 12

QUICKSILVER RESOURCES INC.
Production, on a million cubic feet of natural gas equivalent (MMcfe) per day basis, by operating area

	Three Months Ended September 30,		Nine Months Ended September 30,
	2011	2010	2011	2010

Barnett Shale	350.9	295.1	336.1	272.7
Other U.S.	3.7	3.7	3.3	4.2
Total U.S.	354.6	298.8	339.4	276.9
Horseshoe Canyon	57.6	58.9	58.5	60.7
Horn River	15.2	4.7	14.5	6.1
Total Canada	72.8	63.6	73.0	66.8
Total Company	427.4	362.4	412.4	343.7

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